UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2022

Daxor Corporation

(Exact name of registrant as specified in its charter)

New York	811-22684	13-2682108
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Meco Lane, Oak Ridge, Tennessee 37830

(Address of principal executive offices, including zip code)

(212) 330-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Sections 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $00.01 per share	DXR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 20, 2022, Daxor Corporation (the “Company”) announced plans to transfer the listing of the Company’s common stock from the NYSE American Exchange to the Nasdaq Stock Market. Until the Company has transferred its listing to the Nasdaq Stock Market, the Company’s shares will continue to trade on the NYSE American Exchange. A copy of the press release announcing the plan to transfer listing to the Nasdaq Stock Market, dated January 20, 2022, is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated into this Form 8-K by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is being furnished herewith:

Exhibit Index

Exhibit No.	Description
Exhibit 99	Press Release dated January 20, 2022.

Exhibit 104	Cover Page Interactive Data File (the cover page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAXOR CORPORATION

Date: January 20, 2022	By:	/s/ Robert J. Michel
	Name:	Robert J. Michel
	Title:	Chief Financial Officer